AMENDMENT NO. 4
TO
ADMINISTRATIVE SERVICES AGREEMENT

The Administrative Services Agreement between The AAL Mutual Funds and Aid Association for Lutherans, effective January 1, 1999, is hereby amended, effective July 17, 2001 as follows:

Schedule C, Contract Fee Schedule, is modified to increase the applicable fees for each fund listed in Schedule B, attached and incorporated herein and restated. A revised Schedule C, effective as of the date of this Amendment No. 4, is attached and incorporated herein.

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be signed by the respective officers effective as of July 17, 2001.

ATTEST:                                      THE AAL MUTUAL FUNDS

By: /s/Frederick D. Kelsven                 By: /s/Robert G. Same
    --------------------------                  ----------------------------
    Frederick D. Kelsven                        Robert G. Same

ATTEST:                                      AAL CAPITAL MANAGEMENT CORPORATION

By: /s/Frederick D. Kelsven                 By: /s/Robert G. Same
    --------------------------                  ----------------------------
    Frederick D. Kelsven                        Robert G. Same

SCHEDULE B

List of Funds

Effective July 17, 2000

  The AAL Capital Growth Fund

  The AAL Bond Fund

  The AAL Municipal Bond Fund

  The AAL Money Market Fund

  The AAL Mid Cap Stock Fund

  The AAL Small Cap Stock Fund

  The AAL International Fund

  The AAL Equity Income Fund

  The AAL Balanced Fund

  The AAL High Yield Bond Fund

  The AAL U.S. Government Zero Coupon Target Fund, Series 2001

  The AAL U.S. Government Zero Coupon Target Fund, Series 2006

  The AAL Large Company Index Fund

  The AAL Mid Cap Index Fund

  The AAL Bond Index Fund

  The AAL Large Company Index Fund II

  The AAL Mid Cap Index Fund II

  The AAL Small Cap Index Fund II

  The AAL Aggressive Growth Fund

  The AAL Technology Stock Fund

  The AAL Small Cap Value Fund

SCHEDULE C Contract Fee Schedule Effective March 1, 2001

 1.  The AAL Capital Growth Fund                                        $55,000
 2.  The AAL Bond Fund                                                  $50,000
 3.  The AAL Municipal Bond Fund                                        $50,000
 4.  The AAL Money Market Fund                                          $50,000
 5.  The AAL Mid Cap Stock Fund                                         $55,000
 6.  The AAL Small Cap Stock Fund                                       $55,000
 7.  The AAL International Fund                                         $60,000
 8.  The AAL Equity Income Fund                                         $55,000
 9.  The AAL Balanced Fund                                              $55,000
10.  The AAL High Yield Bond Fund                                       $50,000
11.  The AAL U.S. Government Zero Coupon Target Fund, Series 2001        $1,000
12.  The AAL U.S. Government Zero Coupon Target Fund, Series 2006        $1,000
13.  The AAL Large Company Index Fund                                   $35,000
14.  The AAL Mid Cap Index Fund                                         $35,000
15.  The AAL Bond Index Fund                                            $35,000
16.  The AAL Large Company Index Fund II                                $37,500
17.  The AAL Mid Cap Index Fund II                                      $37,500
18.  The AAL Small Cap Index Fund II                                    $37,500
19.  The AAL Aggressive Growth Fund                                     $40,000
20.  The AAL Technology Stock Fund                                      $40,000
21.  The AAL Small Cap Value Fund                                       $40,000